EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Electronic Clearing House (ECHO)
Announces Third Quarter Fiscal 2007 Results

Camarillo, Calif., August 9, 2007 – Electronic Clearing House, Inc. (NASDAQ: ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the three months ended June 30, 2007.

Third Quarter Fiscal 2007 Highlights:

Financial highlights for the third quarter of fiscal 2007 as compared to the same period last year are as follows:

▪	Total revenue decreased 4.2% to $19.0 million
▪	Gross margins from processing and transaction revenue was 27.5% for the current quarter as compared to 33.1% for the prior year period
▪	Operating loss was $1.7 million compared with operating income of $1.8 million for the prior year period
▪	Net loss per diluted share was $0.10 as compared to net income per diluted share of $0.14 for the prior year period
▪	Bankcard and transaction processing revenue increased 4.8% to $15.8 million
▪	Bankcard processing volume increased 5.1% to $496.0 million
▪	Check-related products revenue decreased 32.9% to $3.2 million; non-GAAP check-related products revenue increased 15.9% year-over-year
▪	ACH transactions processed volume decreased 33.7% to 6.2 million transactions

“Our third quarter results reflect the ongoing transition period we anticipated,” said Chuck Harris, Chief Executive Officer of Electronic Clearing House, Inc.  “We’re focused on moving beyond the setbacks of the past few quarters and we have begun to regain momentum in our sales pipeline. We won several new card-not-present accounts during the fiscal third quarter and we believe there are plenty of opportunities to generate business from high volume merchants, particularly as we work to leverage our channel and technology partners and add functionality to our IT platform. We remain confident in our long-term prospects for growth and business expansion.”

Third Quarter Fiscal 2007 Financial Results

Revenue
Total revenue for the third quarter of fiscal 2007 was $19.0 million compared with $19.9 million for the same period last year.  Bankcard and transaction processing revenue increased 4.8% to $15.8 million from $15.1 million for the third quarter of fiscal 2006 due to organic growth from existing merchants and the results of new marketing initiatives.  This increase was offset by a decrease in check-related products revenue of 32.9%, to $3.2 million for the third quarter of fiscal 2007 from $4.8 million for the third quarter of fiscal 2006, which primarily reflects the wind-down of the Company’s Internet wallet business, and the discontinuation of services to several merchant categories that management determined were carrying unacceptable levels of business or financial risk.  On a non-GAAP basis, check-related products revenue for the third quarter of fiscal 2007, excluding terminated check and Internet wallet merchants, increased 15.9% to $2.9 million from $2.5 million for the third quarter of fiscal 2006.  A reconciliation of non-GAAP financial measures to related GAAP financial measures are included in the accompanying “Summary of Check Revenue Excluding Terminated Merchants” provided herein.

Gross Margin
Gross margin decreased to 27.5% for the third quarter of fiscal 2007 from 33.1% for the same period last year, due primarily to several high volume merchants that contributed slightly lower margin and the 32.9% decrease in check-related revenue due to the wind-down of the higher margin Internet wallet business.

Expenses
Total operating expenses increased 14.4% to $20.7 million for the third quarter of fiscal 2007 as compared with $18.1 million for the third quarter of fiscal 2006.  Included in total operating expenses are approximately $1.4 million of one-time expenses for the third quarter ended June 30, 2007, such as severance costs for the Company’s former CEO and legal settlement expense related to the resolution of a government non-prosecution agreement entered into in connection with our Internet wallet business.

Processing and Transaction Expense: Processing and transaction expense increased 3.8% to $13.8 million for the third quarter of fiscal 2007 as compared with $13.3 million for the third quarter of fiscal 2006, primarily due to increased bankcard processing revenue.

Selling, General and Administrative Expense: Selling, general and administrative expense increased 6.1% to $3.2 million for the third quarter of fiscal 2007 from $3.0 million for the third quarter of fiscal 2006.  The increase was primarily attributable to $143,000 in write-offs of previously capitalized projects.

Other Operating Costs: Other operating costs increased 14.5% to $1.6 million for the third quarter of fiscal 2007 from $1.4 million for the third quarter of fiscal 2006 due to an increase in personnel costs.

Research and Development (R&D) Expense: R&D expense increased to $605,000 in the current year quarter from $316,000 for the quarter ended June 30, 2006 as we continue to develop our product offerings.

Legal Settlements and Fees: The Company incurred $238,000 in additional expenses during the third quarter of fiscal 2007 related to the resolution of a government non-prosecution agreement entered into in connection with its Internet wallet business.

Merger Related Costs: The Company incurred $28,000 in non-recurring legal, professional and other fees and expenses related to its proposed merger with Intuit which was mutually terminated on March 26, 2007.

Severance Costs: The Company accrued $1.2 million as a result of its negotiation of a retirement and separation arrangement for former Chairman and Chief Executive Officer Joel M. (“Jody”) Barry.  During and since the three months ended June 30, 2007, the Company has been negotiating a retirement and separation package for Mr. Barry. Given the status of the negotiations, management determined that it was appropriate to reserve for the aggregate costs being negotiated as of June 30, 2007. Such costs will include cash compensation, accelerated vesting of certain equity-based awards and other non-monetary benefits. Former President and Chief Operating Officer, Charles J. (“Chuck”) Harris succeeded Mr. Barry in the position of Chief Executive Officer effective July 2, 2007.

Operating Loss
Operating loss for the third quarter of fiscal 2007 was $1.7 million as compared with operating income of $1.8 million for the same period last year.

Income Tax Benefit
The effective tax rate for the quarter ended June 30, 2007 was a benefit of 56.7% as compared to a provision of 45.0% for the corresponding prior year period. The difference in the tax rate was primarily due to the Company having a loss before income taxes for the three months ended June 30, 2007 as compared to income before taxes for the corresponding prior year period. The Company also, based upon a study conducted during the three months ended June 30, 2007, recorded certain research and development tax credits for fiscal years ended September 30, 2003 and 2006 and for the nine months ended June 30, 2007 in the third quarter of 2007.  These tax credits resulted in an income tax benefit of $576,000.

Net Loss
Net loss was $682,000 or $0.10 per diluted share for the third quarter of 2007 as compared with net income of $1.0 million or $0.14 per diluted share for the same period last year.

Balance Sheet Summary
ECHO 's balance sheet remained strong as of June 30, 2007, with $9.8 million in cash and cash equivalents, $1.1 million in restricted cash, $9.6 million in working capital, only $228,000 in long-term debt, and $21.5 million in stockholders' equity.

Outlook

“For the balance of fiscal year 2007, we expect modest revenue declines as we continue to wind down merchants with unacceptable risk profiles,” Mr. Harris continued. “Despite this ongoing risk evaluation, we believe we will be able to generate solid returns at lower revenue levels while reducing risk from our business.  Through the upcoming IT initiatives, we also expect to realize better operating leverage as we build scale with a greater proportion of all-in-one solutions and card-not-present business.

“Continued investment in research and development and IT initiatives will be critical to improving our competitive position and strengthening our infrastructure to support growth,” Mr. Harris explained. “Over the next 24 months, we plan to substantially increase our IT investments in order to move forward key initiatives that will help us drive new business growth and better serve our existing customers.”

ECHO currently expects that total revenue for fiscal year 2008 will increase by approximately 10% compared with fiscal year 2007 total revenue. The Company expects to have implemented the major elements of its product and marketing strategy by mid-fiscal 2009, and anticipates revenue growth to increase beyond fiscal 2008 levels in fiscal 2009.

Conference Call and Webcast

ECHO will host a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its third quarter fiscal 2007 financial results.  Joining Chuck Harris, Chief Executive Officer, will be Alice Cheung, Chief Financial Officer.

To participate in the conference call, please dial 800-257-2101 (or 303-262-2138 for international callers) at least five to ten minutes prior to the scheduled conference call time.  There is no passcode required for this call.

If you are unable to participate in the live conference call, a replay will be available through August 23, 2007. To access the replay dial 800-405-2236 (or 303-590-3000 for international callers) and enter the passcode number #11094749.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com. For those unable to participate during the live broadcast, a replay will be available on ECHO's website for 90 days.

About Electronic Clearing House, Inc. (ECHO)
A merchant account with ECHO (www.echo-inc.com) provides a fully integrated payment processing suite, including credit card processing, electronic check conversion (ECC), eChecks (ACH), check guarantee, check verification, check collection, and debit cards.  Merchants nationwide benefit from ECHO’s wide ranging payment services available through the Company’s dedicated sales force or through channels that include technology partnerships, banks, collection agencies and other acquiring entities.

Non-GAAP Presentation

To supplement the consolidated financial information presented on a GAAP basis, management included non-GAAP check-related products revenue information for the third quarter of each of fiscal 2007 and 2006 that excludes Internet wallet and other terminated check merchant revenue. The Company believes that this non-GAAP financial measure provides investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company's ongoing operating results and trends, compared with historical results. This presentation is also consistent with management's internal use of the measure, which it uses to measure the performance of ongoing operating results against prior periods. The non-GAAP measure of financial performance used by the Company is not a measure of performance under accounting principles generally accepted in the United States and should not be considered an alternative to revenue or other GAAP figures as an indicator of the Company's financial performance or liquidity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include statements regarding ECHO 's expectations related to its business growth and expansion, the realization of better operating leverage, the anticipated continued investments in IT initiatives and its forward-looking “outlook” statements in general.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Specifically, the Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth elsewhere herein, in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and in other reports filed by the Company from time to time with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- financial statements to follow -

ELECTRONIC CLEARING HOUSE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS

	June 30,	September 30,
	2007	2006
Current assets:
Cash and cash equivalents	$9,770,000	$11,604,000
Restricted cash	1,141,000	1,594,000
Settlement deposits and funds held in trust	4,930,000	23,282,000
Settlement receivables, less allowance of $70,000 and $16,000	336,000	1,499,000
Accounts receivable, less allowance of $618,000 and $392,000	3,577,000	2,914,000
Prepaid expenses and other assets	904,000	494,000
Deferred tax asset	454,000	506,000
Total current assets	21,112,000	41,893,000

Noncurrent assets:
Property and equipment, net	2,404,000	2,521,000
Software, net	10,644,000	10,340,000
Other assets, net	225,000	253,000
Total assets	$34,385,000	$55,007,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt	$293,000	$291,000
Accounts payable	391,000	352,000
Settlement payable and trust payable	5,266,000	24,781,000
Accrued expenses	2,850,000	2,257,000
Accrued compensation expenses	2,739,000	1,670,000
Total current liabilities	11,539,000	29,351,000

Noncurrent liabilities:
Long-term debt, net of current portion	228,000	448,000
Deferred tax liability	1,092,000	2,922,000
Total liabilities	12,859,000	32,721,000

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none outstanding at June 30, 2007 and September 30, 2006	-0-	-0-
Common stock, $.01 par value, 36,000,000 shares authorized; 6,937,660 and 6,839,333 shares issued; 6,899,391 and 6,801,064 shares outstanding, respectively	69,000	68,000
Additional paid-in capital	28,857,000	27,350,000
Accumulated deficit	(6,934,000)	(4,666,000)
Less treasury stock at cost, 38,269 and 38,269 common shares	(466,000)	(466,000)
Total stockholders' equity	21,526,000	22,286,000
Total liabilities and stockholders' equity	$34,385,000	$55,007,000

ELECTRONIC CLEARING HOUSE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

REVENUES:	$19,029,000	$19,869,000	$58,401,000	$56,023,000

COSTS AND EXPENSES:
Processing and transaction expense	13,803,000	13,299,000	40,701,000	37,357,000
Other operating costs	1,646,000	1,438,000	4,831,000	4,266,000
Research and development expense	605,000	316,000	1,614,000	1,189,000
Selling, general and administrative expenses	3,192,000	3,009,000	10,277,000	8,323,000
Legal settlements and fees	238,000	22,000	3,136,000	1,261,000
Merger related costs	28,000	-0-	934,000	-0-
Severance costs	1,185,000	-0-	1,185,000	-0-
	20,697,000	18,084,000	62,678,000	52,396,000

(Loss) income from operations	(1,668,000)	1,785,000	(4,277,000)	3,627,000

Interest income	105,000	73,000	370,000	173,000
Interest expense	(13,000)	(21,000)	(43,000)	(68,000)

(Loss) income before income tax benefits/provision	(1,576,000)	1,837,000	(3,950,000)	3,732,000
Benefit (provision) for income taxes	894,000	(827,000)	1,682,000	(1,706,000)

Net (loss) income	$(682,000)	$1,010,000	$(2,268,000)	$2,026,000

Basic net (loss) earnings per share	$(0.10)	$0.15	$(0.34)	$0.31
Diluted net (loss) earnings per share	$(0.10)	$0.14	$(0.34)	$0.29

Weighted average shares outstanding
Basic	6,760,456	6,630,055	6,732,704	6,596,737
Diluted	6,760,456	7,156,204	6,732,704	7,016,342

ELECTRONIC CLEARING HOUSE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months
	Ended June 30,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(2,268,000)	$2,026,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	716,000	581,000
Amortization of software and other intangible assets	2,543,000	1,939,000
Loss on disposal of fixed assets and capitalized software	160,000	-0-
Provisions for losses on accounts and notes receivable	288,000	443,000
Provision for deferred income taxes	(1,778,000)	1,367,000
Stock-based compensation	905,000	698,000
Restricted stock issued to director	13,000	38,000
Excess tax benefit from stock-based compensation	(147,000)	(236,000)
Changes in assets and liabilities:
Restricted cash	453,000	(317,000)
Settlement deposits and funds held in trust	18,352,000	(513,000)
Accounts receivable	(897,000)	(1,158,000)
Settlement receivable	1,109,000	(498,000)
Accounts payable	39,000	358,000
Settlement payable and trust payable	(19,515,000)	1,288,000
Accrued expenses	740,000	655,000
Accrued compensation expenses	1,039,000	247,000
Prepaid expenses	(410,000)	(141,000)

Net cash provided by operating activities	1,342,000	6,777,000

Cash flows from investing activities:
Other assets	-0-	3,000
Purchase of equipment	(614,000)	(662,000)
Purchased and capitalized software	(2,964,000)	(3,011,000)

Net cash used in investing activities	(3,578,000)	(3,670,000)

Cash flows from financing activities:
Repayment of notes payable	(218,000)	(209,000)
Repayment of capitalized leases	-0-	(98,000)
Proceeds from exercise of stock options	473,000	482,000
Excess tax benefit from stock-based compensation	147,000	236,000

Net cash provided by financing activities	402,000	411,000

Net (decrease) increase in cash and cash equivalents	(1,834,000)	3,518,000
Cash and cash equivalents at beginning of period	11,604,000	6,732,000

Cash and cash equivalents at end of period	$9,770,000	$10,250,000

ELECTRONIC CLEARING HOUSE, INC.
NON-GAAP RECONCILIATION
SUMMARY OF CHECK REVENUE EXCLUDING TERMINATED MERCHANTS

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Nine Months Ended June 30, 2007	Nine Months Ended June 30, 2006

Total Check Revenue As Reported	$3,186,000	$4,751,000	$11,304,000	$13,653,000

Terminated Check And Internet Wallet Merchants	(239,000)	(2,208,000)	(2,565,000)	(5,966,000)

Total Check Revenue Excluding
Terminated Merchants (Pro-Forma)	$2,947,000	$2,543,000	$8,739,000	$7,687,000

Contact:

Electronic Clearing House, Inc.	The Abernathy MacGregor Group, Inc.
Donna Rehman, 805-419-8533	Moira Conlon, 213-630-6550
E-mail: drehman@echo-inc.com	E-mail: MHC@abmac.com

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